EXHIBIT 99.1
CERTIFICATION OF PERIODIC FINANCIAL REPORTS

Each of the undersigned hereby certifies that this Annual Report on Form 10-KSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

March 26, 2003	March 26, 2003
/s/ Jeffrey L. Minch	/s/ Kathryn L. Scanlon
Jeffrey L. Minch	Kathryn L. Scanlon
President and Chief Executive Officer	Secretary and Treasurer (Principal Financial and Accounting Officer)